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                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
                                       of
                            World Color Press, Inc.
                                       to
                           Printing Acquisition Inc.
                     a wholly owned indirect subsidiary of
                             Quebecor Printing Inc.
                   (Not to be used for signature guarantees)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON THURSDAY, AUGUST 12, 1999, UNLESS THE OFFER IS EXTENDED.

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Harris Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        Harris Trust Company of New York

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          BY MAIL:                 BY OVERNIGHT COURIER:                BY HAND:

     Wall Street Station              Receive Window                 Receive Window
        P.O. Box 1023                Wall Street Plaza              Wall Street Plaza
   New York, NY 10268-1023      88 Pine Street, 19th Floor     88 Pine Street, 19th Floor
                                    New York, NY 10005             New York, NY 10005

 BY FACSIMILE TRANSMISSION:                                        FOR CONFIRMATION BY
                                                                       TELEPHONE:

 (For Eligible Institutions                                          (212) 701-7624
            Only)
       (212) 701-7636
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN
THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE
DEPOSITARY.

    THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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                                   GUARANTEE
                   (Not to be used for signature guarantees)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

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
Name of Firm:
                                                          (Authorized Signature)

Address:                                       Title:

                                               Name:
                                     Zip Code
                                                          (Please type or print)
Area Code and
Telephone Number:                              Dated: , 1999
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Printing Acquisition Inc., a Delaware corporation and an indirect wholly owned subsidiary of Quebecor Printing Inc., a corporation amalgamated under the laws of Canada, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 16, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of World Color Press, Inc., a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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
Number of Shares Tendered:                     SIGN HERE
Certificate No(s) (if available):              Name(s) of Record Holder(s)
/ / Check if securities will be tendered by    (Please Print)
book-entry transfer                            Address(es):
Name of Tendering Institution:
Account No.:                                   (Zip Code)
Dated: , 1999                                  Area Code and Telephone No(s):
                                               Signature(s):
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